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                                                                      EXHIBIT 99
                      SOLICITED BY THE BOARD OF DIRECTORS
                        EL PASO NATURAL GAS COMPANY
                      SPECIAL MEETING OF STOCKHOLDERS
                                        , 1996

    The undersigned hereby appoints William A. Wise and Britton White, Jr., and each or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Natural Gas Company held of record
  by the undersigned on       , 1996, at the Special Meeting of Stockholders
  to be held at The Sheraton Crescent Hotel, 2620 West Dunlap Avenue,
  Phoenix, Arizona on       , 1996, in connection with the issuance of up to
  23,894,862 shares of common stock of El Paso pursuant to transactions contemplated by the Agreement and Plan of Merger, dated as of June 19, 1996, between El Paso Natural Gas Company, El Paso Merger Company and Tenneco Inc., as such may be amended, supplemented or modified from time to time, and at any adjournment(s) or postponement(s) of such meeting for the purpose identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Special Meeting, including an adjournment of the Special Meeting to obtain a quorum, to solicit additional votes in favor of proposal 1 and/or to allow for the fulfillment of certain conditions precedent to the Merger, in accordance with and as described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus of El Paso Natural Gas Company and Tenneco Inc. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1.

           (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)   SEE
                                                                 REVERSE
                                                                   SIDE

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[X]  PLEASE MARK
     VOTES AS IN THIS
     EXAMPLE.





THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1
                           FOR    AGAINST    ABSTAIN
                           [_]      [_]        [_]

1. Approval of the issuance by El Paso of up to 23,894,862 shares of common stock, par value $3.00 per share, of El Paso in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 19, 1996, between El Paso Natural Gas Company, El Paso Merger Company and Tenneco Inc., as such may be amended, supplemented or modified from time to time.
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment of the Special Meeting to obtain a quorum, to solicit additional votes in favor of proposal 1 and/or to allow for the fulfillment of certain conditions precedent to the Merger.


MARK HERE
FOR ADDRESS                                                    MARK
CHANGE AND       [_]                                           HERE FOR    [_]
NOTE IT LEFT                                                   COMMENTS

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE. IF A CORPORA-TION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OF-FICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF HELD JOINTLY, BOTH PARTIES MUST SIGN AND DATE.
Signature(s): _ Date: __ Signature(s): _ Date: _